UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             Current Report pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): March 13, 2009


                       METROPOLITAN HEALTH NETWORKS, INC.
             (Exact name of registrant as specified in its charter)


                                     Florida
                 (State or other jurisdiction of incorporation)


                0-28456                            65-0635748
        (Commission file number)        (I.R.S. Employer Identification No.)


                        250 Australian Avenue, Suite 400
                            West Palm Beach, FL 33401
          (Address of principal executive offices, including zip code)


                                 (561) 805-8500
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events

     On March 13, 2009, we announced that we settled our ongoing litigation with Mr. Noel J. Guillama, who served as our President, Chairman of the Board and Chief Executive Officer from January 1996 thorough February 2000. The dispute involved 1.5 million restricted shares of common stock (the "Restricted Shares") issued to Mr. Guillama in connection with his personal guarantee of a Company line of credit in 1999. We repaid the line of credit and expected, based on documentation signed by Mr. Guillama, the Restricted Shares issued as collateral to be returned to us. In his complaint, filed on March 13, 2007, Mr. Guillama alleged that we breached an agreement to remove the transfer restrictions from these Restricted Shares.

     We have paid Mr. Guillama $50,000 in cash for the return of the Restricted Shares and in full settlement of all claims. In our Annual Report on Form 10-K for the year ended December 31, 2008, we did not include the Restricted Shares as part of our issued and outstanding shares of common stock and, accordingly, the settlement does not have any impact on our outstanding share count.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: March 13, 2009


                                        METROPOLITAN HEALTH NETWORKS, INC.



                                        By: /s/ Roberto L. Palenzuela
                                            ------------------------------------
                                            Roberto L. Palenzuela
                                            Secretary and General Counsel